UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2025

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering

On February 19, 2025, Precision Optics Corporation, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with institutional and accredited investors (collectively, the “Investors”) for the sale by the Company of 1,272,500 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share in a registered direct offering (the “Offering”) at a purchase price of $4.00 per share. The closing of the Offering is subject to customary closing conditions and is expected to occur on February 21, 2025 (the “Closing Date”).

The gross proceeds to the Company from the offering are expected to be approximately $5.1 million, before deducting the estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to repay approximately $1,150,000 outstanding pursuant to the Company’s line of credit and for working capital and general corporate purposes.

The Company has agreed not to issue any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock for one year following the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock.

The Offering of the Shares was made pursuant to a shelf registration statement on Form S-3 (File No. 333-280047 (the “Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 7, 2024, amended on June 11, 2024, and declared effective on June 14, 2024.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Bank Waiver

Effective February 14, 2025, the Company’s lender, Main Street Bank, agreed to waive the Company’s anticipated covenant default for the future reporting period ending June 30, 2025, subject to a $30,000 waiver fee and the completion of an equity raise by February 24, 2025, in the amount of no less than $4,500,000. The waiver is also subject to the Company’s line of credit being paid down to $0 with proceeds from said equity raise, and any future advances contemplated under the line being contingent on the Company achieving a minimum Debt Service Coverage Ratio of 1.20x (based on quarterly testing). The Waiver Letter is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summary of Waiver Letter is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

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Item 8.01.	Other Events.

On February 20, 2025, the Company issued a press release regarding the Offering described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
5.1	ArentFox Schiff LLP Legal Opinion
10.1	Form of Securities Purchase Agreement
10.2	Waiver Letter from Main Street Bank dated February 14, 2025
99.1	Press Release dated February 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Dated: February 20, 2025	By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: President

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